SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2016 (August 17, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Valeant Pharmaceuticals International, Inc. (the “Company”) appointed Paul S. Herendeen as Executive Vice President, Finance and Chief Financial Officer, effective as of August 22, 2016. Mr. Herendeen assumed the duties of Chief Financial Officer from Mr. Robert Rosiello, who will remain at the Company as Executive Vice President, Corporate Development and Strategy.

Mr. Herendeen, age 60, has more than 30 years of broad financial experience and leadership. He joins the Company from Zoetis Inc. (“Zoetis”), a global developer and manufacturer of animal health medicines and vaccines, where he had served as Executive Vice President and Chief Financial Officer since September 2014. Before joining Zoetis, Mr. Herendeen served as Executive Vice President and Chief Financial Officer of Warner Chilcott plc (“Warner Chilcott”), a specialty pharmaceutical company, from 2005 to 2013 and from 1998 to 2001. From 2001 to 2005, Mr. Herendeen was Executive Vice President and Chief Financial Officer of MedPointe, Inc., a privately held health care company. Prior to that, Mr. Herendeen spent nine years as a principal investor at both Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He also spent the early part of his career in banking and public accounting, having held various positions with the investment banking group of Oppenheimer & Company and the capital markets group of Continental Bank Corporation, and serving as a senior auditor with Arthur Andersen & Company.

In connection with Mr. Herendeen’s appointment as Executive Vice President, Finance and Chief Financial Officer, he entered into an executive employment agreement with the Company, dated as of August 17, 2016 (the “Employment Agreement”). The original term of the Employment Agreement began on August 22, 2016 (the “Commencement Date”) and will end on August 22, 2019. Thereafter, the Employment Agreement will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to the Employment Agreement, Mr. Herendeen will receive a base salary of $1,000,000, a target annual bonus opportunity equal to 120% of his base salary, and a maximum annual bonus opportunity equal to 200% of his annual target bonus. In addition, on the first regular payroll date following the Commencement Date, Mr. Herendeen will receive a cash payment from the Company equal to $10,000,000 to compensate him for equity-based compensation he forfeited in connection with the termination of his employment with his former employer (the “Make-Up Cash”). If Mr. Herendeen voluntarily terminates his employment with the Company without good reason (as defined below) or is terminated by the Company for cause during the first year of his employment, he will be required to repay an amount equal to the after-tax value of 50% of the Makeup Cash multiplied by a fraction, the numerator of which is the number of complete months that have elapsed from the Commencement Date through the date of such termination of employment, and the denominator of which is 12.

In connection with entering into the Employment Agreement, Mr. Herendeen received 1,000,000 stock options and 150,000 restricted stock units (“RSUs”). The options and RSUs will vest ratably on each of the first three anniversaries of the Commencement Date subject to Mr. Herendeen’s continued employment through the applicable vesting date. Mr. Herendeen will be eligible to receive further equity grants during his employment term at the sole discretion of the Company.

Upon a termination of Mr. Herendeen’s employment by the Company without cause, or by Mr. Herendeen for good reason, he will be entitled to receive a cash severance payment equal to one times the sum of his annual base salary and annual target bonus and a pro-rata annual bonus for the year of termination equal to the lesser of the annual bonus he would have been entitled to receive based on actual performance of the Company and his annual target bonus, provided that if such termination occurs in contemplation of a change in control (as defined in the Company’s omnibus incentive plan) or within 12 months following a change in control, he will be entitled to receive a cash severance payment equal to two times the sum of his annual base salary and annual target bonus and a pro-rata annual target bonus for the year of termination. Upon a termination of Mr. Herendeen’s employment due to death or disability or upon expiration of the employment term following non-renewal of the Employment Agreement by either party, Mr. Herendeen will be entitled to receive a pro-rata annual bonus for the year of termination equal to the lesser of the annual bonus he would have been entitled to receive based on actual performance of the Company and his annual target bonus.

Upon a termination of Mr. Herendeen’s employment by the Company without cause, or due to his death or disability, or by Mr. Herendeen for good reason, he will be entitled to accelerated vesting of any unvested RSUs and prorated vesting of the tranche of options scheduled to vest on the next applicable vesting date, provided that if Mr. Herendeen’s employment is terminated by the Company without cause or by Mr. Herendeen for good reason, in each case within 12 months of a change of control (or during the 6 month period prior to a change of control if such termination was in contemplation of, and directly related to, the change of control), any unvested options will vest in full.

Under the Employment Agreement, “good reason” is defined to include (i) a material reduction in duties and responsibilities, including removing Mr. Herendeen from the position of Chief Financial Officer, (ii) any reduction in his base salary or target bonus opportunity which is not comparable to the reductions for other similarly situated executive officers, (iii) any relocation of Mr. Herendeen’s primary place of business that results in an increase of his one-way commute by 50 miles or more and (iv) a material breach by the Company of a material provision of the Employment Agreement.

Mr. Herendeen will be subject to certain restrictive covenants including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason, and confidentiality, non-disparagement and cooperation covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A press release issued by the Company on August 22, 2016 announcing the appointment of Mr. Herendeen as Executive Vice President, Finance and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 17, 2016, between Valeant Pharmaceuticals International, Inc. and Paul S. Herendeen

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Joseph C. Papa
Joseph C. Papa
Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 17, 2016, between Valeant Pharmaceuticals International, Inc. and Paul S. Herendeen

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated August 22, 2016